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                               AFFILIATE AGREEMENT


     Agreement made this 27th day of October, 1999, by and between FindWhat.Com, a Nevada corporation, 121 West 27th Street, Suite 903, New York, New York 10001 and iChargeit Inc., a Texas corporation, 300 Pacific Coast Highway, Suite 308, Huntington Beach, California 92648.

     WHEREAS, iChargeit, hereinafter known as iChargeit, operates an internet web site at www.ichargeit.net (the "Website"); and

     WHEREAS, FindWhat.com operates an internet web site at www.Findwhat.com and provides search services to visitors of its site; and

     WHEREAS, iChargeit desires to affiliate with FindWhat.com and allow visitors of its web site to link to the search results displayed by FindWhat.com;

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties contained herein, the parties hereto agree as follows:

     1. FindWhat.com shall allow iChargeit to link to its web site search results for display of FindWhat.com search results in response to searches entered by iChargeit Website visitors. The search results will be displayed on the iChargeit.net Website. iChargeit will receive an initial payment of three cents per search request for all requests submitted to FindWhat.com from the ichargeit.net website. This 3 cents per search commission iChargeit receives will be replaced by 15% of all click through commissions FindWhat.com receives through searches generated by the ichargeit.net website paid to iChargeit. This 15% commission structure will take effect whenever and if FindWhat.com chooses to deploy this functionality.

     2. iChargeit may not alter the display of FindWhat.com search results in any manner. The look and feel of the search results will be co-branded ichargeit.net and FindWhat.com. iChargeit will be able to display their own banners and navigation links at the top of each page of search results. iChargeit will have it's own look and feel branding at the top of each page of search results. FindWhat.com will have the right to approve the look and feel co-branding created and displayed by iChargeit.

     3. iChargeit shall not save or cache any search results provided by FindWhat.com but shall merely display to its Website visitors the search results provided by the link to FindWhat.com.

     4. Wherever iChargeit offers to provide search results on its Website it will display next to the search query box the FindWhat.com logo, in the form to be supplied by FindWhat.com, and state that the search results are provided or "powered" by FindWhat.com. The FindWhat.com logo shall also be visible on the search result pages.

     5. iChargeit represents and warrants that its Website does not and shall not: (a) promote sexually obscene materials; (b) promote violence; (c) promote discrimination based on race, sex, religion, nationality, disability, sexual orientation, or age; (d) engage in hate activity whether racial or otherwise; (e) promote or engage in illegal activities; or (f) violate the rights of third parties, including intellectual property rights.


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     6.   iChargeit represents and warrants that it has the right to publish the contents of its Website and that the contents, material and activities of its Website do not violate any national, international or local laws or any rights of third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image or other proprietary right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, or any other right of any person or entity.

     7. iChargeit agrees to indemnify and hold FindWhat.com harmless from and against any losses, costs, damages or expense (including reasonable attorneys' fees) resulting from claims or actions arising out of or in connection with its Website content or iChargeit's breach of any agreement, representation or warranty hereunder, including, without limitation, claims for infringement of copyright or other intellectual property rights and violation of rights of privacy and publicity.

     8. FINDWHAT.COM MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICE FOR A PARTICULAR PURPOSE. FINDWHAT.COM SHALL NOT BE LIABLE FOR ANY LOSS, COSTS, DAMAGE OR EXPENSE (INCLUDING REASONABLE ATTORNEY'S FEES)
INCURRED BY iCHARGEIT INCLUDING, WITHOUT LIMITATION, FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY DAMAGE OR DISRUPTION TO iCHARGEIT. ICHARGEIT'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH UNDER THIS AGREEMENT SHALL BE THE TERMINATION OF THIS AGREEMENT. IN NO EVENT SHALL FINDWHAT.COM BE LIABLE FOR ANY COMPENSATORY, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT EVEN IF SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT
FINDWHAT.COM HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. FINDWHAT.COM WILL NOT BE LIABLE FOR, OR CONSIDERED TO BE IN BREACH OF OR IN DEFAULT, ON ACCOUNT OF ANY DELAY OR FAILURE TO PERFORM AS ANTICIPATED BY THE PARTIES OR IF IT IS NOT ABLE TO SUPPLY SEARCH RESULTS OR BECOMES INCAPABLE OF PERFORMING AS INTENDED. FINDWHAT.COM MAKES NO REPRESENTATIONS THAT ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND WILL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS. FINDWHAT.COM DOES NOT WARRANT THAT THE GENERAL LINKS OR SEARCH BOX LINKS PROVIDED WILL PERFORM AS INTENDED OR MEET ALL OF iCHARGEIT'S REQUIREMENTS. iCHARGEIT IS SOLELY RESPONSIBLE FOR THE
DEVELOPMENT, OPERATION AND MAINTENANCE OF ITS SITE AND FOR ALL MATERIALS THAT APPEAR ON ITS SITE AND FINDWHAT.COM DISCLAIMS ALL LIABILITY FOR THESE MATTERS.

     9. FindWhat.com grants to iChargeit a limited, non-exclusive, non-assignable license during the term of this Agreement to use the graphic images and text contained in the links and search boxes supplied to iChargeit. iChargeit acknowledges and agrees that FindWhat.com's logos, tradenames, trademarks and servicemarks are and shall remain the sole property of FindWhat.com and nothing in this Agreement shall confer to iChargeit any right of ownership in such intellectual property, and that it does not now and shall not in the future contest the validity of FindWhat.com's trademarks and servicemarks. iChargeit agrees to comply with all requirements and guidelines provided to it by FindWhat.com in connection with its use of any links and search boxes provided to it under this Agreement and shall not alter in any manner such search boxes or links or use them in


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any manner which may in any way negatively reflect upon FindWhat.com or dilute, diminish or otherwise damage FindWhat.com's rights and goodwill in any of its intellectual property. iChargeit agrees not to use such links or search boxes in a manner which may imply sponsorship or endorsement by FindWhat.com of its site, services or products, or the sites, services and products of others.

     10. This agreement shall be governed by and construed in accordance with the substantive laws of the State of New York and jurisdiction and venue of all matters relating to this agreement shall be vested exclusively in the Southern District of New York or New York Supreme Court, County of New York, and the parties agree to the jurisdiction of such Courts. No waiver, modification or addition to this agreement shall be valid. This agreement constitutes the entire agreement between the parties relating to the subject matter of this agreement. This agreement supersedes all prior and contemporaneous agreements and the parties have not relied upon any representations, oral or otherwise, not contained within this agreement.

     11. This Agreement may be terminated by either party with or without cause, by giving the other party written notice of termination.

     12. This Agreement may not be assigned by either party. iChargeit shall not provide, distribute, resell or transfer FindWhat.com's search results or the ability to obtain search results provided by its link to FindWhat.com hereunder to any third party.


                                         FINDWHAT.COM CORPORATION


                                         By:   /s/ Craig A. Pisaris-Henderson
                                             ---------------------------------
                                         Craig A. Pisaris-Henderson
                                         President/CTO


                                         iCHARGEIT


                                         By:   /s/ Jesse Cohen
                                             ---------------------------------
                                         Name:    Jesse Cohen
                                         Title:   CEO and President


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